Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Second Quarter 2015 Results

Record quarterly loan growth drives second quarter results.

EUGENE, Ore., July 22, 2015 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the second quarter 2015.

Recent highlights:

•	Achieved record quarterly loan growth of $50.3 million.

•	Achieved record quarterly net income of $5.1 million.

•	Achieved quarterly core deposit growth of $27.8 million.

•	Declared third quarter 2015 regular quarterly cash dividend of $0.11 per share.

•	Recognized as one of Washington’s top corporate philanthropists in the Puget Sound Business Journal’s 2015 Corporate Citizenship list.

•	Recognized by the Seattle Business magazine for the 5th consecutive year as one of Washington’s 100 Best to Work For in 2015 in the Companies Headquartered Outside Washington category.

Net income

Net income for second quarter 2015 was $5.1 million or $0.26 per diluted share compared to net income of $4.1 million or $0.23 per diluted share in second quarter 2014. Return on average assets, average equity and average tangible equity for second quarter 2015 were 1.14%, 9.68%, and 12.18%, respectively, compared to 1.13%, 9.16%, and 10.53% for second quarter 2014. In addition, the Company’s efficiency ratio improved to 56.30% for second quarter 2015 compared to 58.38% for the same quarter last year.

“Our second quarter results reflect both the efforts of our bankers to develop new relationships and the successful integration of systems and people from the Capital Pacific acquisition in Portland, Oregon,” said Roger Busse, chief executive officer. “We cannot be more pleased with the record financial performance generated this quarter and the blending of two outstanding organizations, including our success in client retention and the business synergies that have been created.”

Loans

Growth in outstanding loans during the second quarter 2015 was a record $50.3 million. Outstanding gross loans at June 30, 2015, were $1.31 billion. Organic loan growth during the second quarter 2015 was primarily attributable to increased commercial and industrial lending, funding of construction loans, and local real estate lending. Loan growth during the quarter occurred in all three of the Company’s primary markets. Loans to dental professionals were up $10.0 million from the previous quarter. At June 30, 2015, loans to dental practitioners totaled $321.1 million and represented 24.58% of the loan portfolio.

“Our bankers continued to effectively develop new relationships and deepen existing relationships by providing our customers with high quality service and solutions to help customers grow their businesses,” said Casey Hogan, chief operating officer. “Our pipelines continue to be strong, and we anticipate loan and deposit growth to continue into the second half of 2015.”

Core deposits

Period-end Company-defined core deposits at June 30, 2015, were $1.45 billion. Outstanding core deposits were up $27.8 million during the second quarter 2015. Average core deposits, which removes daily volatility in balances, were $1.41 billion for second quarter 2015 compared to $1.20 billion and $1.01 billion for first quarter 2015 and second quarter 2014, respectively. The increase in average core deposits on a linked-quarter and year-over-year basis was due to both organic growth and the March 2015 acquisition of Capital Pacific Bank. At period-end June 30, 2015, noninterest-bearing demand deposits totaled $531.7 million and represented 36.79% of core deposits.

Credit quality and statistics

During the second quarter, the Company made a $550 thousand provision for loan losses, the first quarterly provision recorded in two years. The second quarter 2015 provision for loan losses was related to the loan growth experienced during the quarter, as credit quality statistics remained strong. With the acquisition of the Capital Pacific loan portfolio, the allowance for loan losses as a percentage of outstanding loans at June 30, 2015, declined to 1.23%, compared to 1.50% at December 31, 2014. This was a result of recording the Capital Pacific Bank acquired loans at their fair value, which includes all credit risk adjustment. At June 30, 2015, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, remained very strong at 709.17%. During the second quarter 2015, the Company recorded net loan charge-offs of $261 thousand. For the first six months of 2015, the Company recorded $174 thousand in net loan charge-offs.

At June 30, 2015, nonperforming assets, net of government guarantees, totaled $14.9 million, or 0.82% of total assets, compared to $16.8 million, or 0.94% of total assets, and $15.4 million, or 1.02% of total assets, at March 31, 2015 and December 31, 2014, respectively. During the second quarter 2015, resolutions of nonperforming loans and sales of other real estate owned continued. Nonperforming assets at June 30, 2015, were comprised of $2.2 million of nonperforming loans, net of government guarantees, and $12.7 million in other real estate owned. Loans past-due 30-89 days were 0.19% of total loans at June 30, 2015, compared to 0.35% of total loans at March 31, 2015 and 0.08% at June 30, 2014.

Net interest margin

The second quarter 2015 net interest margin averaged 4.39%, an increase of 10 basis points over the first quarter 2015 net interest margin, and a 4 basis point improvement over the second quarter 2014 net interest margin. The improvement in the linked-quarter net interest margin was primarily due to accretion of acquired loan fair value marks, which added 16 basis points to the core margin. During the second quarter 2015, the net accretion of loan fair value marks was $635 thousand, compared to $369 thousand for first quarter 2015. Accretion of fair value marks relates to both the Capital Pacific Bank acquisition completed in March 2015 and the Century Bank acquisition completed in February 2013.

Noninterest income and expense

Second quarter 2015 noninterest income was $1.6 million, up $351 thousand from first quarter 2015, and up $471 thousand over second quarter 2014. The increase in linked-quarter noninterest income was primarily due to the full quarter effect of higher fee income resulting from the acquisition of Capital Pacific Bank and gains on the sale of securities of $139 thousand. The year-over-year increase in noninterest income was also due primarily to the same factors as the linked-quarter increase.

Noninterest expense in second quarter 2015 was $11.0 million, down $942 thousand from first quarter 2015, primarily due to the $1.8 million of merger expense recorded during the first quarter 2015. The second quarter 2015 noninterest expense levels represented the first full quarter of on-going expense related to the Capital Pacific Bank acquisition, including all personnel-related costs.

Capital levels

The Company’s consolidated capital ratios continued to be above the minimum for the FDIC’s minimum “well-capitalized” designation. At June 30, 2015, the Company’s Tier 1 leverage ratio, Common Equity Tier 1 risk-based capital ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 10.01%, 11.27%, 11.78%, and 12.88%, respectively. This is after the application of the Basel III regulatory capital framework. The FDIC’s minimum “well-capitalized” designation ratios for these metrics were 5.00%, 6.50%, 8.00% and 10.00%, respectively.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP)

	June 30,	March 31,	June 30,
	2015	2015	2014
	(In thousands)
Total shareholders’ equity	$212,015	$210,651	$182,137
Subtract:
Goodwill	39,075	39,032	22,881
Core deposit intangible assets	4,150	4,274	674

Tangible shareholders’ equity (non-GAAP)	$168,790	$167,345	$158,582

Total assets	$1,830,942	$1,780,849	$1,498,763
Subtract:
Goodwill	39,075	39,032	22,881
Core deposit intangible assets	4,150	4,274	674

Total tangible assets (non-GAAP)	$1,787,717	$1,737,543	$1,475,208

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the second quarter 2015 on Thursday, July 23, 2015, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call: (855) 215-7498 Passcode: 1554389. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fifteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.8 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, capital position, liquidity, credit quality, credit quality trends, competition and economic conditions generally and the impact and effects of recent acquisitions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	June 30,	March 31,	June 30,	Quarter	Year
	2015	2015	2014	% Change	% Change
Interest and dividend income
Loans	$16,594	$14,185	$13,514	16.98%	22.79%
Taxable securities	1,736	1,375	1,614	26.25%	7.56%
Tax-exempt securities	499	503	488	-0.80%	2.25%
Federal funds sold & interest-bearing deposits with banks	11	5	2	120.00%	450.00%

	18,840	16,068	15,618	17.25%	20.63%

Interest expense
Deposits	845	810	821	4.32%	2.92%
Federal Home Loan Bank & Federal Reserve borrowings	239	228	280	4.82%	-14.64%
Junior subordinated debentures	56	56	56	0.00%	0.00%
Federal funds purchased	4	2	4	100.00%	0.00%

	1,144	1,096	1,161	4.38%	-1.46%

Net interest income	17,696	14,972	14,457	18.19%	22.40%
Provision for loan losses	550	—	—	NA	NA

Net interest income after provision for loan losses	17,146	14,972	14,457	14.52%	18.60%

Noninterest income
Service charges on deposit accounts	661	575	540	14.96%	22.41%
Bankcard income	214	197	229	8.63%	-6.55%
Bank-owned life insurance income	170	109	117	55.96%	45.30%
Gain (loss) on sale of investment securities	139	53	(100)	162.26%	-239.00%
Impairment losses on investment securities (OTTI)	(13)	—	—	NA	NA
Other noninterest income	456	342	370	33.33%	23.24%

	1,627	1,276	1,156	27.51%	40.74%

Noninterest expense
Salaries and employee benefits	6,992	6,409	6,093	9.10%	14.75%
Premises and equipment	1,094	980	924	11.63%	18.40%
Data processing	821	684	693	20.03%	18.47%
Legal and professional fees	491	400	251	22.75%	95.62%
Business development	411	353	340	16.43%	20.88%
FDIC insurance assessment	273	212	217	28.77%	25.81%
Other real estate (income) expense	(60)	241	16	-124.90%	-475.00%
Merger related expenses (1)	—	1,836	—	-100.00%	NA
Other noninterest expense	1,008	857	735	17.62%	37.14%

	11,030	11,972	9,269	-7.87%	19.00%

Income before provision for income taxes	7,743	4,276	6,344	81.08%	22.05%
Provision for income taxes	2,648	1,474	2,196	79.65%	20.58%

Net income	$5,095	$2,802	$4,148	81.83%	22.83%

Earnings per share:
Basic	$0.26	$0.15	$0.23	73.33%	13.04%

Diluted	$0.26	$0.15	$0.23	73.33%	13.04%

Weighted average shares outstanding:
Basic	19,562,363	18,232,076	17,889,562
Common stock equivalents attributable to stock-based awards	226,521	212,895	229,850

Diluted	19,788,884	18,444,971	18,119,412

PERFORMANCE RATIOS
Return on average assets	1.14%	0.72%	1.13%
Return on average equity (book)	9.68%	5.91%	9.16%
Return on average equity (tangible) (2)	12.18%	7.05%	10.53%
Net interest margin - fully tax-equivalent yield (3)	4.39%	4.29%	4.35%
Efficiency ratio (4)	56.30%	72.47%	58.38%

(1)	Represents expenses associated with the acquisition of Capital Pacific Bank, completed during the first quarter 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA	Not applicable

PACIFIC CONTINENTAL CORPORATION

Year-to-Date Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Six months ended		Year over
	June 30, 2015	June 30, 2014	Year % Change
Interest and dividend income
Loans	$30,780	$26,688	15.33%
Taxable securities	3,112	3,146	-1.08%
Tax-exempt securities	1,002	972	3.09%
Federal funds sold & interest-bearing deposits with banks	16	4	300.00%

	34,910	30,810	13.31%

Interest expense
Deposits	1,655	1,627	1.72%
Federal Home Loan Bank & Federal Reserve borrowings	468	560	-16.43%
Junior subordinated debentures	112	112	0.00%
Federal funds purchased	5	9	-44.44%

	2,240	2,308	-2.95%

Net interest income	32,670	28,502	14.62%
Provision for loan losses	550	—	NA

Net interest income after provision for loan losses	32,120	28,502	12.69%

Noninterest income
Service charges on deposit accounts	1,236	1,058	16.82%
Bankcard income	411	446	-7.85%
Bank-owned life insurance income	279	234	19.23%
Gain (loss) on sale of investment securities	192	(36)	-633.33%
Impairment losses on investment securities (OTTI)	(13)	—	NA
Other noninterest income	798	778	2.57%

	2,903	2,480	17.06%

Noninterest expense
Salaries and employee benefits	13,401	11,912	12.50%
Premises and equipment	2,073	1,867	11.03%
Data processing	1,505	1,362	10.50%
Legal and professional fees	890	739	20.43%
Business development	765	715	6.99%
FDIC insurance assessment	486	437	11.21%
Other real estate expense	181	239	-24.27%
Merger related expense (1)	1,836	—	NA
Other noninterest expense	1,867	1,511	23.56%

	23,004	18,782	22.48%

Income before provision for income taxes	12,019	12,200	-1.48%
Provision for income taxes	4,122	4,220	-2.32%

Net income	$7,897	$7,980	-1.04%

Earnings per share:
Basic	$0.42	$0.45	-6.67%

Diluted	$0.41	$0.44	-6.82%

Weighted average shares outstanding:
Basic	18,900,895	17,893,555

Common stock equivalents attributable to stock-based awards	227,090	236,278

Diluted	19,127,985	18,129,833

PERFORMANCE RATIOS
Return on average assets	0.94%	1.10%
Return on average equity (book)	7.89%	8.89%
Return on average equity (tangible) (2)	9.68%	10.22%
Net interest margin - fully tax-equivalent yield (3)	4.34%	4.34%
Efficiency ratio (4)	63.70%	59.62%

(1)	Represents expenses associated with the acquisition of Capital Pacific Bank, completed during the first quarter 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA	Not applicable

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30, 2015	March 31, 2015	June 30, 2014	Linked Quarter % Change	Year over Year % Change
ASSETS
Cash and due from banks	$29,812	$25,718	$28,219	15.92%	5.65%
Interest-bearing deposits with banks	9,790	12,491	15,224	-21.62%	-35.69%

Total cash and cash equivalents	39,602	38,209	43,443	3.65%	-8.84%

Securities available-for-sale	383,618	379,497	344,645	1.09%	11.31%
Loans, less allowance for loan losses and net deferred fees	1,288,919	1,238,982	1,014,346	4.03%	27.07%
Interest receivable	5,833	5,387	5,101	8.28%	14.35%
Federal Home Loan Bank stock	5,468	10,531	10,227	-48.08%	-46.53%
Property and equipment, net of accumulated depreciation	17,854	17,932	18,366	-0.43%	-2.79%
Goodwill and intangible assets	43,225	43,306	23,555	-0.19%	83.51%
Deferred tax asset	6,036	4,887	7,154	23.51%	-15.63%
Taxes receivable	103	656	—	-84.30%	NA
Other real estate owned	12,666	14,167	11,531	-10.60%	9.84%
Bank-owned life insurance	22,571	22,401	16,370	0.76%	37.88%
Other assets	5,047	4,894	4,025	3.13%	25.39%

Total assets	$1,830,942	$1,780,849	$1,498,763	2.81%	22.16%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$531,697	$503,735	$397,942	5.55%	33.61%
Savings and interest-bearing checking	825,858	833,325	565,265	-0.90%	46.10%
Core time deposits	87,663	80,337	63,335	9.12%	38.41%

Total core deposits (2)	1,445,218	1,417,397	1,026,542	1.96%	40.79%

Non-core time deposits	68,963	79,350	106,112	-13.09%	-35.01%

Total deposits	1,514,181	1,496,747	1,132,654	1.16%	33.68%

Securities sold under agreements to repurchase	368	53	—	594.34%	NA
Federal funds and overnight funds purchased	5,500	—	6,410	NA	-14.20%
Federal Home Loan Bank borrowings	84,000	61,000	164,500	37.70%	-48.94%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	6,630	4,150	4,814	59.76%	37.72%

Total liabilities	1,618,927	1,570,198	1,316,626	3.10%	22.96%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 19,591,532 at June 30, 2015, 19,496,920 at March 31, 2015 and 17,848,900 at June 30, 2014	155,325	155,298	132,532	0.02%	17.20%
Retained earnings	53,150	50,014	45,887	6.27%	15.83%
Accumulated other comprehensive income	3,540	5,339	3,718	-33.70%	-4.79%

	212,015	210,651	182,137	0.65%	16.40%

Total liabilities and shareholders’ equity	$1,830,942	$1,780,849	$1,498,763	2.81%	22.16%

CAPITAL RATIOS
Total capital (to risk weighted assets) (3)	12.88%	13.08%	15.73%
Tier I capital (to risk weighted assets) (3)	11.78%	11.97%	14.48%
Common equity tier 1 capital (to risk weighted assets) (3)	11.27%	11.41%	NA
Tier I capital (to leverage assets) (3)	10.01%	11.31%	11.26%
Tangible common equity (to tangible assets)(1)	9.44%	9.63%	10.75%
Tangible common equity (to risk-weighted assets)(1)	11.32%	11.58%	14.44%

OTHER FINANCIAL DATA
Shares outstanding at end of period	19,591,532	19,496,920	17,848,900
Tangible shareholders’ equity(1)	$168,790	$167,345	$158,582
Book value per share	$10.82	$10.80	$10.20
Tangible book value per share	$8.62	$8.58	$8.88

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(3)	In first quarter 2015 Basel III capital framework methodology was implemented for all banks. The current period capital ratios have been compiled based on the new methodology. The prior period capital ratios have not been restated in conformity with the new methodology.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

	June 30, 2015	March 31, 2015	June 30, 2014	Linked Quarter % Change	Year over Year % Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$68,289	$69,968	$50,867	-2.40%	34.25%
Residential 1-4 family	57,112	55,702	46,287	2.53%	23.39%
Owner-occupied commercial	346,065	337,058	255,562	2.67%	35.41%
Nonowner-occupied commercial	275,077	256,119	182,141	7.40%	51.02%

Total permanent real estate loans	746,543	718,847	534,857	3.85%	39.58%
Construction loans:
Multi-family residential	6,590	7,318	19,539	-9.95%	-66.27%
Residential 1-4 family	30,145	28,913	33,951	4.26%	-11.21%
Commercial real estate	31,659	25,477	28,019	24.27%	12.99%
Commercial bare land and acquisition & development	15,870	11,987	11,096	32.39%	43.02%
Residential bare land and acquisition & development	7,074	6,272	6,240	12.79%	13.37%

Total construction real estate loans	91,338	79,967	98,845	14.22%	-7.59%

Total real estate loans	837,881	798,814	633,702	4.89%	32.22%
Commercial loans	459,458	449,793	392,810	2.15%	16.97%
Consumer loans	3,783	3,528	3,410	7.23%	10.94%
Other loans	5,025	3,742	1,207	34.29%	316.32%

Gross loans	1,306,147	1,255,877	1,031,129	4.00%	26.67%
Deferred loan origination fees	(1,215)	(1,171)	(1,108)	3.76%	9.66%

	1,304,932	1,254,706	1,030,021	4.00%	26.69%
Allowance for loan losses	(16,013)	(15,724)	(15,675)	1.84%	2.16%

	$1,288,919	$1,238,982	$1,014,346	4.03%	27.07%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$358,806	$358,129	$354,430	0.19%	1.23%
Portland market gross loans, period-end	631,420	612,762	399,764	3.04%	57.95%
Seattle market gross loans, period-end	134,341	119,306	134,969	12.60%	-0.47%
National health care gross loans, period-end (1)	181,580	165,680	141,966	9.60%	27.90%

Total gross loans, period-end	$1,306,147	$1,255,877	$1,031,129	4.00%	26.67%

DENTAL LOAN DATA (2)
Local Dental gross loans, period-end	$156,315	$159,726	$169,102	-2.14%	-7.56%
National Dental gross loans, period-end	164,740	151,280	133,720	8.90%	23.20%

Total gross dental loans, period-end	$321,055	$311,006	$302,822	3.23%	6.02%

(1)	National health care loans include loans to health care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,273,148	$1,093,381	$1,026,937	$1,183,761	$1,017,800
Allowance for loan losses	(15,782)	(15,675)	(15,546)	(15,729)	(15,725)

Loans, net of allowance	1,257,366	1,077,706	1,011,391	1,168,032	1,002,075
Securities and short-term deposits	398,836	371,061	348,985	385,026	349,874

Earning assets	1,656,202	1,448,767	1,360,376	1,553,058	1,351,949
Noninterest-earning assets	144,325	125,000	113,094	134,715	115,368

Assets	$1,800,527	$1,573,767	$1,473,470	$1,687,773	$1,467,317

Interest-bearing core deposits(1)	$901,577	$760,838	$648,530	$831,596	$647,825
Noninterest-bearing core deposits(1)	508,259	439,780	362,204	474,209	353,833

Core deposits(1)	1,409,836	1,200,618	1,010,734	1,305,805	1,001,658
Noncore interest-bearing deposits	73,469	82,986	105,229	78,201	103,336

Deposits	1,483,305	1,283,604	1,115,963	1,384,006	1,104,994
Borrowings	100,747	91,051	171,385	95,925	176,355
Other noninterest-bearing liabilities	5,466	6,772	4,545	6,117	4,912

Liabilities	1,589,518	1,381,427	1,291,893	1,486,048	1,286,261

Shareholders’ equity (book)	211,009	192,340	181,577	201,725	181,056

Liabilities and equity	$1,800,527	$1,573,767	$1,473,470	$1,687,773	$1,467,317

Shareholders’ equity (tangible)(2)	$167,757	$161,247	$158,006	$164,516	$157,470

Period-end earning assets	$1,682,327	$1,630,970	$1,374,215

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$759,079	$742,397	$616,294
Portland market core deposits, period-end(1)	521,317	516,976	250,288
Seattle market core deposits, period-end(1)	164,822	158,024	159,960

Total core deposits, period-end(1)	1,445,218	1,417,397	1,026,542
Other deposits, period-end	68,963	79,350	106,112

Total	$1,514,181	$1,496,747	$1,132,654

Eugene market core deposits, average(1)	$742,252	$711,718	$624,721
Portland market core deposits, average(1)	508,547	332,791	234,567
Seattle market core deposits, average(1)	159,037	156,109	151,446

Total core deposits, average(1)	1,409,836	1,200,618	1,010,734
Other deposits, average	73,469	82,986	105,229

Total	$1,483,305	$1,283,604	$1,115,963

NET INTEREST MARGIN RECONCILIATION
Yield on average loans (3)	5.34%	5.34%	5.36%	5.36%	5.37%
Yield on average securities(4)	2.61%	2.35%	2.72%	2.52%	2.67%

Yield on average earning assets(4)	4.67%	4.57%	4.68%	4.63%	4.67%
Rate on average interest-bearing core deposits	0.27%	0.28%	0.29%	0.27%	0.30%
Rate on average interest-bearing non-core deposits	1.33%	1.41%	1.36%	1.37%	1.32%

Rate on average interest-bearing deposits	0.35%	0.39%	0.44%	0.37%	0.44%
Rate on average borrowings	1.19%	1.27%	0.80%	1.23%	0.78%

Cost of interest-bearing funds	0.43%	0.48%	0.50%	0.45%	0.50%

Interest rate spread(4)	4.24%	4.10%	4.18%	4.19%	4.17%

Net interest margin- fully tax equivalent yield(4)	4.39%	4.29%	4.35%	4.34%	4.34%

Acquired loan fair value accretion impact to net interest margin (5)	0.16%	0.10%	0.03%	0.13%	0.05%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $180, $147 and $138 for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, and $327 and $267 for the six months ended June 30, 2015 and 2014, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $158, $82 and $31 for the three months ended June 30, 2015, March 31, 2015, and June 30, 2014 , respectively and $240 and $62 for the six months ended June 30, 2015 and 2014, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $268, $271 and $263 for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014 , respectively, and $539 and $523 for the six months ended June 30, 2015 and 2014, respectively.
(5)	During the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, accretion of the fair value adjustment on acquired loans contributed to interest income $635, $369, and $116, respectively, and $1,004 and $341 for the six months ended June 30, 2015 and 2014, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands, except per share data)

(Unaudited)

	June 30, 2015	March 31, 2015	June 30, 2014
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	688	830	473
Owner-occupied commercial	1,117	1,117	1,703
Nonowner-occupied commercial	878	897	708

Total permanent real estate loans	2,683	2,844	2,884
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	166	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	—	166	—

Total real estate loans	2,683	3,010	2,884
Commercial loans	955	1,067	2,047

Total nonaccrual loans	3,638	4,077	4,931
90-days past due and accruing interest	—	—	—
Total nonperforming loans	3,638	4,077	4,931

Nonperforming loans guaranteed by government	(1,380)	(1,422)	(325)
Net nonperforming loans	2,258	2,635	4,606

Other real estate owned	12,666	14,167	11,531

Total nonperforming assets, net of guaranteed loans	$14,924	$16,802	$16,137

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.23%	1.25%	1.52%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	709.17%	596.74%	340.32%
Net loan (recoveries) charge offs as a percentage of average loans, annualized	0.05%	-0.03%	0.05%
Net nonperforming loans as a percentage of total loans	0.17%	0.21%	0.45%
Nonperforming assets as a percentage of total assets	0.82%	0.94%	1.08%
Consolidated classified asset ratio(1)	26.52%	27.60%	24.72%
Past due as a percentage of total loans (2)	0.19%	0.35%	0.08%

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,724	$15,637	$15,394	$15,637	$15,917
Provision for loan losses	550	—	—	550	—
Loan charge-offs	(454)	(73)	(30)	(527)	(631)
Loan recoveries	193	160	311	353	389

Net (charge-offs) recoveries	(261)	87	281	(174)	(242)

Balance at end of period	$16,013	$15,724	$15,675	$16,013	$15,675

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

(Unaudited)

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014
EARNINGS
Net interest income	$17,696	$14,972	$14,374	$14,572	$14,457
Provision for loan loss	$550	$—	$—	$—	$—
Noninterest income	$1,627	$1,276	$1,318	$1,197	$1,156
Noninterest expense	$11,030	$11,972	$9,798	$9,149	$9,269
Net income	$5,095	$2,802	$3,631	$4,431	$4,148
Basic earnings per share	$0.26	$0.15	$0.20	$0.25	$0.23
Diluted earnings per share	$0.26	$0.15	$0.20	$0.25	$0.23
Average shares outstanding	19,562,363	18,232,076	17,717,270	17,749,217	17,889,562
Average diluted shares outstanding	19,788,884	18,444,971	17,939,752	17,970,458	18,119,412

PERFORMANCE RATIOS
Return on average assets	1.14%	0.72%	0.97%	1.18%	1.13%
Return on average equity (book)	9.68%	5.91%	7.85%	9.69%	9.16%
Return on average equity (tangible) (1)	12.18%	7.05%	9.01%	11.13%	10.53%
Net interest margin - fully tax equivalent yield (2)	4.39%	4.29%	4.25%	4.29%	4.35%
Efficiency ratio (tax equivalent) (3)	56.30%	72.47%	61.39%	57.04%	58.38%
Full-time equivalent employees	322	317	288	289	283

CAPITAL
Tier 1 leverage ratio	10.01%	11.31%	11.33%	11.20%	11.26%
Common Equity tier 1 ratio	11.27%	11.41%	NA	NA	NA
Tier 1 risk based ratio	11.78%	11.97%	14.48%	14.44%	14.48%
Total risk based ratio	12.88%	13.08%	15.73%	15.69%	15.73%
Book value per share	$10.82	$10.80	$10.39	$10.30	$10.20
Regular cash dividend per share	$0.10	$0.10	$0.10	$0.10	$0.10
Special cash dividend per share	NA	NA	$0.05	$0.03	$0.11

ASSET QUALITY
Allowance for loan losses (ALL)	$16,013	$15,724	$15,637	$15,722	$15,675
Non performing loans (NPLs) net of government guarantees	$2,258	$2,635	$1,989	$2,932	$4,606
Non performing assets (NPAs) net of government guarantees	$14,924	$16,802	$15,363	$16,109	$16,137
Net loan (recoveries) charge offs	$261	$(87)	$85	$(47)	$(281)
ALL as a percentage of gross loans	1.23%	1.25%	1.50%	1.52%	1.52%
ALL as a % NPLs, net of government guarantees	709.17%	596.74%	786.17%	536.22%	340.32%
Net loan charge offs (recoveries) to average loans	0.05%	-0.03%	0.03%	-0.02%	-0.11%
Net NPLs as a percentage of total loans	0.17%	0.21%	0.19%	0.28%	0.45%
Nonperforming assets as a percentage of total assets	0.82%	0.94%	1.02%	1.08%	1.08%
Consolidated classified asset ratio(4)	26.52%	27.60%	24.54%	24.27%	24.72%
Past due as a percentage of total loans (5)	0.19%	0.35%	0.15%	0.16%	0.08%

END OF PERIOD BALANCES
Total securities and short term deposits	$393,408	$391,988	$356,804	$353,893	$359,869
Total loans net of allowance	$1,288,919	$1,238,982	$1,029,384	$1,019,127	$1,014,346
Total earning assets	$1,682,327	$1,630,970	$1,386,188	$1,373,020	$1,374,215
Total assets	$1,830,942	$1,780,849	$1,504,325	$1,489,719	$1,498,763
Total non-interest bearing deposits	$531,697	$503,735	$407,311	$390,790	$397,942
Core deposits (6)	$1,445,218	$1,417,397	$1,110,861	$1,047,211	$1,026,542
Total deposits	$1,514,181	$1,496,747	$1,209,093	$1,145,235	$1,132,654

AVERAGE BALANCES
Total securities and short term deposits	$398,836	$371,061	$356,389	$351,695	$348,985
Total loans net of allowance	$1,257,366	$1,077,706	$1,013,049	$1,023,266	$1,011,391
Total earning assets	$1,656,202	$1,448,767	$1,369,438	$1,374,961	$1,360,376
Total assets	$1,800,527	$1,573,767	$1,484,542	$1,488,747	$1,473,470
Total non-interest bearing deposits	$508,259	$439,780	$404,569	$391,738	$362,204
Core deposits (6)	$1,409,836	$1,200,618	$1,082,950	$1,037,336	$1,010,734
Total deposits	$1,483,305	$1,283,604	$1,176,938	$1,141,897	$1,115,963

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.
(4)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.